Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-217080), Form S-4 (Nos. 333-208989 and 333-213675) and Form S-8 (Nos. 33-62047, 333-38621, 333-105113, 333-105177, 333-105178, 333-125144, 333-135153,333-149133, 333-166946, 333-188411,333-210762, 333-221872, and 333-221874) of Newell Brands, Inc. of our report dated March 1, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Form 10-K of Newell Brands Inc. for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 1, 2018